Exhibit 10.10

                           STOCK REDEMPTION AGREEMENT

This agreement (hereinafter the "Agreement") is entered into by and between Protalex, Inc. (a New Mexico corporation, hereinafter referred to as "Protalex"), Paul L. Mann, Leslie A. McCament-Mann, Gail Skene and Elizabeth Sarah Anne Wiley (Mann, McCament-Mann, Skene, and Wiley are hereinafter collective referred to as "Sellers"). Protalex and Sellers agree as follows:

1. Sale and Redemption of Stock: If Protalex raises at least $1,000,000 by September 30, 2003, then Protalex shall purchase from Sellers, and Sellers shall convey to Protalex, all of the shares of common stock in Protalex owned by Sellers as of August 1, 2003. Sellers represent they own the following number of shares: Mann: 1,325,973; McCament-Mann: 1,468,830;
     Skene: 100,000; Wiley: 100,000. If Protalex has not raised $1,000,000 by September 30, then this Agreement will be null and void.

2. Purchase Price: The total purchase price to be paid by Protalex to Sellers for Seller's shares of stock in Protalex is $300,000.

3. Payment and Reconveyance of Stock: If Protalex has raised $1,000,000 by September 30, 2003, Protalex shall notify Sellers' attorney, George F. Koinis on or before October 5, 2003, and shall deliver to Mr. Koinis separate checks for each Seller in amounts to be specified in writing by all Sellers on or before August 15, 2003, at his office, or at any other location or date mutually agreed upon by the parties to this Agreement. At the time the checks are delivered, Sellers shall convey to Protalex, Inc., at the same location, all documents necessary to convey title and possession of the stock to Protalex. Delivery of the checks is contingent upon Protalex's receipt of all such documents. This Agreement shall terminate and be of no effect if not fully executed by all parties on or before August 15, 2003, or if Sellers have not specified disbursement amounts in accordance with this Agreement on or before August 15, 2003.

4. Release of Claims: Upon the exchange of the aforementioned checks and documents needed to convey the shares of stock, all claims and/or causes of action Protalex has against Sellers (including without limitation based on breach of fiduciary duty, fraud and misrepresentation, securities fraud, conversion, and misappropriation), and all claims and/or causes of action Sellers have against Protalex and/or its employees, agents, officers and or directors shall be deemed released and discharged, with the exception that none of the parties to this Agreement is releasing any claims or causes of action that are based primarily on facts unknown to the releasing party at the time this Agreement is signed.

5. Entire Agreement: This Agreement constitutes the entire agreement between the parties, and there are no agreements, understandings, warranties or representations between the parties except as set forth herein. This agreement cannot be amended except in writing executed by the parties.

6. Binding Effect: This Agreement will inure to the benefit of, and bind, the heirs, personal representatives, successors, and assigns of the parties hereto.

7. Warranty of Stock Ownership: Each Seller represents and warrants that the number of shares of stock indicated next to each Seller's name in Paragraph 1 of this agreement accurately represents the total shares owned by each Seller in Paragraph 1 of this Agreement accurately represents the total shares owned by each Seller as of the date this Agreement is signed.

8. Execution: This Agreement may be executed in counterparts, and all counterparts so executed shall constitute on Agreement binding on all parties.

     IN WITNESS THEREOF, each of the undersigned has executed this Agreement,

                                           PROTALEX, INC.
     August 15, 2003                       By:  Steven H. Kane
                                                Steven H. Kane

     August 15, 2003                       By:  Paul L. Mann
                                                Paul L. Mann

     August 15, 2003                       By:  Leslie A. McCament-Mann
                                                Leslie A. McCament-Mann

     August 15, 2003                       By:  Elizabeth Sarah Anne Wiley
                                                Elizabeth Sarah Anne Wiley

     August 15, 2003                       By:  Gail Skene
                                                Gail Skene